
<ARTICLE> 5
<LEGEND>
This financial data schedule is included to comply with the requirements of
Item 601 (c) (2) of Regulations S-K and S-B. This schedule contains summary financial information extracted from Form 10-Q for the quarterly period ended
September 30, 1995 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               SEP-30-1995
<CASH>                                        $ 26,203
<SECURITIES>                                  $  5,537
<RECEIVABLES>                                $ 102,713
<ALLOWANCES>                                 $ (23,138)
<INVENTORY>                                          0
<CURRENT-ASSETS>                             $ 145,101<F1>
<PP&E>                                     $ 3,211,827
<DEPRECIATION>                              $ (489,392)
<TOTAL-ASSETS>                             $ 2,929,637
<CURRENT-LIABILITIES>                        $ 296,135<F2>
<BONDS>                                    $ 2,559,573
<COMMON>                                         $ 479
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                       $ 45
<OTHER-SE>                                    $ 53,959
<TOTAL-LIABILITY-AND-EQUITY>               $ 2,929,637
<SALES>                                      $ 495,316
<TOTAL-REVENUES>                             $ 495,316
<CGS>                                                0
<TOTAL-COSTS>                                $ 312,577
<OTHER-EXPENSES>                              $ 14,118
<LOSS-PROVISION>                               $ 1,229
<INTEREST-EXPENSE>                           $ 158,753
<INCOME-PRETAX>                                $ 8,415
<INCOME-TAX>                                   $ 4,476
<INCOME-CONTINUING>                            $ 3,939
<DISCONTINUED>                                       0
<EXTRAORDINARY>                               $ (7,354)
<CHANGES>                                            0
<NET-INCOME>                                  $ (3,415)
<EPS-PRIMARY>                                   $ (.30)
<EPS-DILUTED>                                   $  .00

<F1>Current assets include cash, unrestricted marketable securities, current portion of accounts and notes receivable and prepaid expenses and deposits.
<F2>Cuurent liabilities include the current portion of long-term debt and accounts payable, accrued expenses and other liabilities.

